SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    [    ]

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[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Bernard Chaus, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
VOTING PROCEDURES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
CODE OF ETHICS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 -- APPROVAL OF THE BERNARD CHAUS, INC. EQUITY INCENTIVE PLAN
CERTAIN TRANSACTIONS
AUDITORS
PROPOSALS FOR NEXT YEAR’S MEETING
MISCELLANEOUS
BERNARD CHAUS, INC. 2008 EQUITY INCENTIVE PLAN

BERNARD CHAUS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
November 13, 2008

The Annual Meeting of Shareholders (the “Meeting”) of Bernard Chaus, Inc. (the “Company”), a New York corporation, will be held on Thursday, November 13, 2008, at 9:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York for the following purposes:

1.  To elect three directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2.	To approve our 2008 Equity Incentive Plan (the “Plan”) to make 2,000,000 shares of our common stock available to attract and retain selected employees, directors and consultants and provide them with incentives and rewards for superior performance; and

3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on October 1, 2008, are entitled to notice of and will be entitled to vote at the Meeting.

YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Barton Heminover
Assistant Secretary

New York, New York
October 9, 2008

IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

BERNARD CHAUS, INC.
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
November 13, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Bernard Chaus, Inc. (the “Company”), a New York corporation, to be used at the 2008 Annual Meeting of Shareholders (the “Meeting”) which will be held on November 13, 2008, at 9:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York, and any adjournments or postponements thereof.

Shareholders who execute proxies retain the right to revoke them at any time before they are exercised by notice in writing to the Secretary of the Company or by revocation in person at the Meeting; unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. If no directions are given, proxies will be voted (i) FOR the election of the nominees named below under the caption “Election of Directors — Nominees for Election,” (ii) FOR the approval of the Plan, and (iii) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The principal executive offices of the Company are located at 530 Seventh Avenue, New York, New York 10018. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders was on or about October 9, 2008.

Shareholders of record at the close of business on October 1, 2008, are entitled to notice of and will be entitled to vote at the Meeting. As of October 1, 2008, there were 403 shareholders of record. There were outstanding 37,481,373 shares of common stock, $0.01 par value per share (“Common Stock”), of the Company as of October 1, 2008. Each share of Common Stock is entitled to one vote.

As used herein, fiscal 2008 refers to the fiscal year ended June 30, 2008, fiscal 2007 refers to the fiscal year ended June 30, 2007, and fiscal 2006 refers to the fiscal year ended June 30, 2006.

VOTING PROCEDURES

Under the New York Business Corporation Law (the “BCL”) and the Company’s By-Laws, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the shareholders to take action at the Meeting. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the Meeting constitute a quorum. Once a quorum of the shareholders is established, under the BCL and the Company’s By-Laws, the directors standing for election must be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote will be required for approval of the Plan. For voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table represents information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of September 30, 2008.

	Amount Beneficially
Name and Address of Beneficial Owner	Owned		Percent of Class

Josephine Chaus	16,837,308	(1)	44.9%
530 Seventh Avenue
New York, New York 10018
Kenneth Cole Production, Inc.	6,000,000		16.0%
400 Plaza Drive
Secaucus, New Jersey 07094

(1)	All shares listed are owned of record and beneficially, with sole investment and voting power, except that, with respect to 61,136 shares of Common Stock included in such amount, Josephine Chaus shares the power to dispose of such shares with Daniel Rosenbloom which are held by them as co-trustees for her children (but does not have the power to vote such shares). With respect to 683 shares of Common Stock included in such amount, such shares are owned by Ms. Chaus’ child, and Ms. Chaus is the custodian and, in such capacity, has the power to vote and dispose of them.

The shares beneficially owned by Ms. Chaus do not include an aggregate of 2,000,000 shares of Common Stock owned by certain trusts for the benefit of Ms. Chaus’ children or 808 shares of Common Stock owned by one of her children. She does not have any power to vote, direct the vote or dispose of these shares of Common Stock and disclaims beneficial ownership of these shares of Common Stock.

Because of her stock ownership and positions with the Company, Josephine Chaus may be deemed a control person of the Company.

The following table presents information as of September 30, 2008, with respect to the number of shares of Common Stock beneficially owned by each of the directors of the Company and each Named Executive Officer (as hereafter defined), other than Josephine Chaus whose ownership is shown in the table above, and all of the directors and executive officers of the Company as a group (including Josephine Chaus). The information below, stating amounts beneficially owned and percent of class owned, includes options exercisable within 60 days of September 30, 2008.

	Amount	Percent of
	Beneficially	Class
Name	Owned(1)	Directors:

Directors:
Philip G. Barach (2)	35,000	*
S. Lee Kling (3)	92,000	*
Harvey M. Krueger (4)	93,493	*

Named Executive Officers:
David Stiffman (5)	100,000	*
Barton Heminover (6)	66,408	*

All directors and executive officers as a group (6 persons) (7)	17,224,209	45.7%

*	Less than one percent.

(1)	Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities listed as owned by them.

(2)	Includes options to purchase 35,000 shares of Common Stock granted under the 1998 Stock Option Plan, as amended (the “Stock Option Plan”). Excludes options to purchase 15,000 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable.

(3)	Includes options to purchase 72,000 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 15,000 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable. Mr. Kling previously indicated that all of the shares (other than options) are held jointly with his wife who shares all voting and investment power with respect to such shares. Mr. Kling passed away on July 26, 2008 and under the 1998 Stock Option Plan (Non-Incentive Stock Option Agreement), dated July 1, 2007, Mr. Kling’s beneficiaries have twelve months from the date of his death to exercise such options.

(4)	Includes options to purchase 55,000 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 15,000 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable.

(5)	Represents 100,000 shares of restricted Common Stock granted under the 2007 Restricted Stock Inducement Plan.

(6)	Includes options to purchase 66,408 shares of Common Stock granted under the Stock Option Plan.

(7)	Includes beneficial ownership of Josephine Chaus (see table above); also includes options to purchase an aggregate of 228,408 shares of Common Stock granted under the Stock Option Plan.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

Three directors will be elected at the Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY.

At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. In the event any nominee refuses or is unable to serve as a director, the proxies named on the proxy card reserve full discretion to vote for such other person as may be nominated by the Board of Directors. There are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.

The following table sets forth certain information with respect to the nominees for director:

Name of Nominee	Age	Director Since

Josephine Chaus	57	1977
Harvey M. Krueger	79	1992
Philip G. Barach	78	1993

Josephine Chaus is a co-founder of the Company and has held various positions with the Company since its inception. She has been a director of the Company since 1977, Chief Executive Officer from 1991 until September 1994 and from 1998 until present, and Chairwoman of the Board from December 1998 until present. In addition, she served as President from 1980 to February 1993, and served as member of the Office of the Chairman from September 1994 until it was eliminated in December 1998.

Harvey M. Krueger was appointed a director of the Company on January 2, 1992. He has been Vice Chairman Emeritus and a member of the Board of Directors of Lehman Brothers, Inc. (“Lehman Brothers”), an investment banking firm, since 1997. From May 1984 to 1996, he was a Senior Managing Director of Lehman Brothers. From December 1977 to May 1984, he was Managing Director of Lehman Brothers Kuhn Loeb, Inc. From 1965 to 1977, he was a Partner of Kuhn Loeb & Co., and in 1976, he became President and Chief Executive Officer of Kuhn Loeb & Co. Mr. Krueger currently serves as a director of Delta Galil Industries Ltd., a manufacturer of boutique-quality apparel, Hansard Global Plc, a specialist long-term savings provider and Duff & Phelps, a provider of financial advisory and investment banking services, each of which is a public company.

Philip G. Barach was appointed a director of the Company on November 26, 1993. He was, from July 1968 to March 1990, the Chief Executive Officer of U.S. Shoe Corp., a shoe manufacturer, retail apparel company and retail eyewear company. In addition, Mr. Barach served as Chairman of the Board of Directors of U.S. Shoe Corp. from March 1990 to March 1993.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal 2008, the Board of Directors met on five occasions. During fiscal 2008, no incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which such director served. The Company has a policy that encourages attendance by directors at the Company’s annual meeting of shareholders. Two of the members of the Board of Directors attended last year’s annual meeting of shareholders.

During fiscal 2008, the members of the Audit Committee were Philip G. Barach, S. Lee Kling and Harvey M. Krueger. All three members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards).

The Audit Committee is primarily responsible for (i) overseeing the integrity of the Company’s financial statements, (ii) overseeing the Company’s internal controls and procedures for finance, accounting, disclosure and legal compliance, (iii) monitoring the performance of the Company’s internal financial department and the independence and performance of the Company’s independent auditors and (iv) providing an avenue of communication between the independent auditors, management, the internal financial department and the Board of Directors.

The Audit Committee has a charter which was last amended, effective May 4, 2004. The Board of Directors has determined that Mr. Krueger is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The Audit Committee meets at least four times a year following the completion of the auditor’s review of the consolidated financial statements for the first three quarters of the fiscal year and the completion of the audit of the consolidated financial statements for the fiscal year. During fiscal 2008, the Audit Committee met on four occasions.

During fiscal 2008, the members of the Compensation Committee were Philip G. Barach, S. Lee Kling and Harvey M. Krueger. The Compensation Committee is charged by the Board of Directors with administering, reviewing and recommending changes in the Company’s incentive compensation plans for its executives and submitting such plans to the Board of Directors for approval, allocating bonuses, determining the individuals to whom stock options are to be granted, the number of shares subject to grant and the terms of such options, and recommending to the Board of Directors any changes in the compensation for the officers. The Compensation Committee met on five occasions during fiscal 2008. The Compensation Committee does not have a charter.

The Board of Directors also has a Nominating and Corporate Governance Committee which was established at the May 2004 meeting of the Board of Directors. During fiscal 2008, the members of the Nominating and Corporate Governance Committee were Philip G. Barach, S. Lee Kling and Harvey M. Krueger. All three members of the Nominating and Corporate Governance Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards). The Nominating and Corporate Governance Committee is responsible for (i) identifying qualified individuals for membership on the Board of Directors, (ii) recommending to the Board of Directors the director nominees for the next annual meeting of shareholders and (iii) providing oversight of the corporate governance affairs of the Board of Directors and the Company.

During fiscal 2008, the Nominating and Corporate Governance Committee met once.

The Nominating and Corporate Governance Committee will consider many factors when evaluating candidates for nomination to the Board of Directors with the goal of fostering a Board of Directors comprised of directors with a variety of experience and backgrounds. Candidates are evaluated against certain criteria, including financial and business expertise, significant independent accomplishments, skills and experience, as well as other factors that are listed as an annex to the Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee considers candidates for the Board of Directors from any source, including shareholders’ recommendations. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the proposal and does not have any specific minimum qualifications that must be met. However, the Nominating and Corporate Governance Committee does believe that all members of the Board of Directors should have the highest character and integrity and sufficient time to devote to Company matters.

Shareholders may recommend candidates for consideration by the Nominating and Corporate Governance Committee by writing to the Company’s corporate Assistant Secretary at the Company’s offices at 65 Enterprise Avenue South, Secaucus, New Jersey 07094, giving the candidate’s name, contact information, biographical data and qualifications. A written statement from the candidate should accompany any such recommendation consenting to be named as a candidate and, if nominated and elected, agreeing to serve as director. Shareholders who wish to recommend a candidate for consideration by the Nominating and Corporate Governance Committee must comply with the Company’s policy regarding shareholder’s proposals. See “Proposals for Next Year’s Meeting” contained herein.

The Nominating and Corporate Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used in fiscal 2008 by the Nominating and Corporate Governance Committee and, accordingly no fees have been paid to consultants or search firms.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with a member or members of the Board of Directors, including the Nominating and Corporate Governance Committee or the non-management directors as a group, may do so by addressing their correspondence to the board member or members, or applicable committee c/o the Assistant Secretary, Bernard Chaus, Inc., 65 Enterprise Avenue South, Secaucus, New Jersey 07094. The Board of Directors has unanimously approved a process pursuant to which the office of the Assistant Secretary will review and forward correspondence to the appropriate person or persons for response.

CODE OF ETHICS

The Company has amended and restated its Code of Ethics and Standards of Conduct (the “Code of Ethics”) effective May 4, 2004. The Code of Ethics applies to all officers, directors and employees of the Company, including, the principal executive officer, principal financial officer and principal accounting officer. The Company intends to file a Form 8-K to the extent required by the rules and regulations of the Securities and Exchange Commission for waivers of, or amendments to, the Code of Ethics.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that during fiscal 2008, all Section 16(a) filing requirements applicable to its officers and directors and persons beneficially owning more than ten percent of the Common Stock were complied with, except that each of Messrs. Barach, Kling, and Krueger inadvertently did not timely file their reports regarding their respective issuances of stock options under the Stock Option Plan.

COMPENSATION DISCUSSION AND ANALYSIS

OBJECTIVE OF COMPENSATION POLICY

The Company seeks to set compensation for the Company’s executive officers listed in the Summary Compensation Table below (the “named executive officers”) at levels that, in the aggregate, enable us to:

•	attract, motivate and retain outstanding individual named executive officers; and

•	provide annual cash incentives and periodic equity-based incentives to named executive officers to contribute to our short-term and long-term performance and success.

WHAT OUR COMPENSATION PROGRAM IS DESIGNED TO REWARD

Overall, our compensation program is designed to reward each individual named executive officer’s contribution to the operation and performance of the Company. As discussed further below, for fiscal year 2008, the most significant portion of each named executive officer’s opportunity for compensation was comprised of base salary. We believe that salary levels should be reflective of individual performance and responsibilities and factor these items into the adjustment of base salary levels, if appropriate, each year. We also believe that annual cash incentive opportunities and long-term equity incentives should reward individual achievement, reward outstanding financial performance of the Company and promote named executive officers’ contribution to the Company’s financial performance. As discussed more fully below, although the Company has, in prior years, awarded named executive officers options to purchase common stock of the Company, the Compensation Committee determined that no options should be granted during 2008 because of the financial performance of the Company.

GENERAL COMPENSATION POLICIES

Benchmarking.  The Compensation Committee from time to time reviews the competitiveness of our overall compensation arrangements in relation to comparable companies within the apparel industry. For fiscal year 2008, however, the Compensation Committee did not engage in any formal benchmarking process.

Process for Setting Total Compensation.  Generally, the Compensation Committee sets annual base salaries, annual cash incentive opportunities, and equity-based awards for each named executive officer based on the Compensation Committee’s informal review of each named executive officer’s performance and contribution to the Company’s success, the recommendations of the Company’s Chief Executive Officer, shareholder return and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company and its shareholders.

The Compensation Committee has, in prior years, engaged a compensation consultant to assist in advising the Compensation Committee. The Compensation Committee utilized a compensation consultant prior to 2008 to help determine appropriate levels of compensation for the Company’s Chief Executive Officer and has agreed, in principal, to negotiate an employment agreement with Ms. Chaus to specify her base salary, potential incentive opportunity, potential severance and other benefits; however, the specific terms of such agreement have not been agreed to as yet.

Our Chief Executive Officer periodically presents the Compensation Committee with breakdowns of all of the components of compensation for each named executive officer, and may make recommendations for each other named executive officer’s overall compensation package for the following fiscal year. The Compensation Committee reviews the recommendations of the Chief Executive Officer carefully in light of her proximity to the other executives and knowledge of their contributions to and goals for continuing achievement with the Company. The Compensation Committee does not rely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chief Executive Officer and our other named executive officers. The Compensation Committee may accord different weight at different times to different factors for each named executive officer.

For 2008, the Compensation Committee did not retain a compensation consultant and instead undertook an informal review of named executive officer compensation. Based on the Compensation Committee’s review, and considering the Company’s annual financial performance for fiscal year 2008, the Compensation Committee determined that base salary should remain at the levels that were in effect for fiscal year 2007 for each named executive officer employed in 2007. Additionally, the Compensation Committee believed that the existing base salary levels coupled with equity grants previously made to such named executive officers, provided sufficient incentive to such individuals to promote the Company’s financial performance. Accordingly, in fiscal year 2008, the Compensation Committee did not establish target goals.

In fiscal year 2008, the Compensation Committee and the Chief Executive Officer believed that it was important to the Company to obtain the services of Mr. Stiffman and accordingly entered into negotiations with Mr. Stiffman. The Company hired Mr. Stiffman because of his over twenty-five years of industry experience that focuses particularly on the areas of business operations, financial strategy and business development (M&A). The Company believes that Mr. Stiffman’s experience will provide valuable leadership and support for the development and future growth of our business. Mr. Stiffman’s annual base salary and an annual bonus potential are determined under the terms of the employment agreement entered into with Mr. Stiffman (as more fully described below).

ELEMENTS OF COMPENSATION

Our compensation program for named executive officers consists of the following elements of compensation, each described in greater depth below:

•	Base salaries;

•	Annual cash incentive opportunities;.

•	Equity-based compensation;

•	Severance and change-in-control benefits;

•	Perquisites; and

•	General benefits.

As noted above, a significant portion of named executive officer compensation is determined based on the Compensation Committee’s evaluation of the Company’s and each named executive officer’s performance and contribution to the Company’s ongoing business as well as the development of new initiatives. Additionally, in the case of Mr. Stiffman, his minimum base salary and bonus potential are determined under the terms of his negotiated employment agreement. The Company provides few personal benefits to the named executive officers, and the personal benefits that are provided are generally related to such named executive officer’s performance of his/her duties with the Company. Finally, named executive officers are eligible to participate in the Company’s 401(k) savings plan, health and benefit plans, and are entitled to vacation and paid time off based on the Company’s general vacation policies.

Base Salary.  The Company pays base salaries to named executive officers at their current levels based on the Compensation Committee’s belief that salaries are essential to recruiting and retaining qualified executives. Base salaries are initially set by the Compensation Committee and may be incorporated into employment contracts with our named executive officers, however, of the Company’s named executive officers, only Mr. Stiffman currently has an employment agreement. Typically, base salary levels are set based on the applicable named executive officer’s experience and performance with previous employers, pay levels for similar positions at other companies in the apparel industry and negotiations with individual named executive officers. Thereafter, the Compensation Committee determines whether to increase base salaries for a named executive officer, from year to year, based on its subjective assessment of the Company’s overall performance over the preceding year, as well as named executive officer performance and experience, length of service, changes in responsibilities and the level of pay compared to other companies in the apparel industry.

If the Compensation Committee determines that an increase in base salary is appropriate for a named executive officer, then such increase takes effect as of the date determined by the Compensation Committee. However, for 2008, the Compensation Committee determined that no increase in base salary for each named executive officer employed in 2007 was appropriate based on the Company’s relative market position and the Company’s market value. Accordingly, each such named executive officer’s base salary was set, for fiscal year 2008, at the same level in effect for 2007.

Annual Cash Incentive Compensation.  The Company has in effect an Annual and Long-Term Incentive Compensation Plan (the “Incentive Plan”) in which certain key employees, including the named executive officers, are eligible to participate. Under the Incentive Plan, the Compensation Committee may establish on an annual basis corporate-wide objectives based upon net income each year, the attainment of which may serve as the basis for computing annual bonuses for certain employees including the named executive officers. Notwithstanding the foregoing, the Compensation Committee concluded that for fiscal year 2008, the named executive officers were sufficiently compensated and incentivized by such individual’s current base salary and previous equity grants. Thus, the Compensation Committee did not establish performance targets that would lead to the payment of guaranteed incentive bonuses to the named executive officers upon the attainment of such targets.

Under the terms of the Incentive Plan, the Compensation Committee did retain the discretion to provide discretionary bonuses to any named executive officer based upon the performance of the Company.

In fiscal year 2008, Mr. Stiffman received an annual cash incentive bonus of $50,000, the minimum incentive bonus for the initial fiscal year under his employment agreement. Also in fiscal year 2008, Mr. Stiffman received a one-time sign-on bonus of $75,000 as an inducement for him to commence employment with the Company. The sign-on bonus was also implemented to partially compensate Mr. Stiffman for compensation that Mr. Stiffman forfeited in terminating his employment with his previous employer.

Equity Compensation.  The Compensation Committee believes that the use of stock options as the principal basis for creating long-term incentives satisfies the objective of aligning the interests of named executive officers with those of the Company’s shareholders, thereby ensuring that such officers have a continuing stake in our long-term success. During fiscal year 2008, the Company maintained the Stock Option Plan, pursuant to which the Compensation Committee may grant executives options to purchase Common Stock. With respect to grants made under the Stock Option Plan, the Company has utilized vesting periods to encourage key executives to continue in the employ of the Company. However, the Compensation Committee determined that it would not make any discretionary grants of stock options to named executive officers in 2008. The Compensation Committee believed that, at the beginning of fiscal year 2008, Ms. Chaus held a significant amount of the Company’s Common Stock and did not require any additional incentive to contribute to shareholder value. In addition, with respect to Mr. Heminover, the Compensation Committee believed that he was sufficiently compensated from vested stock options that he held at the beginning of the fiscal year. Accordingly, the Compensation Committee concluded that additional grants of options would not serve as a significant incentive to such named executive officers.

In addition to options, the Compensation Committee has at times granted restricted stock to its named executive officers. Accordingly, the Compensation Committee established the 2007 Restricted Stock Inducement Plan under which a grant was made to Mr. Stiffman. The Compensation Committee decided to make this grant to compensate Mr. Stiffman for compensation that he would otherwise forego by leaving his former employer to accept the Company’s offer of employment. Pursuant to Mr. Stiffman’s employment agreement, he received 100,000 shares of restricted stock upon his commencement of employment. Mr. Stiffman’s restricted stock vests in annual increments over two years from the grant date.

Perquisites.  The Company believes that the principal purpose of perquisites and personal benefits should be to provide certain conveniences to named executive officers in order for them to effectively discharge their responsibilities to the Company. For fiscal year 2008, the Company provided $1,586 per month in automobile lease reimbursements to Ms. Chaus and additionally reimbursed her approximately

$760 per month for parking expenses. For fiscal year 2008, the Company provided a $700 per month automobile allowance to Mr. Heminover.

The incremental costs to the Company of providing Ms. Chaus’s automobile allowance and parking reimbursement and Mr. Heminover’s automobile allowance are included in the Summary Compensation Table below and described in the accompanying footnotes.

General Benefits.  The following are standard benefits offered to all eligible Company employees, including named executive officers.

Retirement Benefits.  The Company maintains a tax-qualified 401(k) savings plan for all of our eligible employees, including the named executive officers, known as the Bernard Chaus, Inc. Employee Savings Plan (the “Savings Plan”). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Internal Revenue Code (the “Code”). Employees who have attained age 21 and completed 30 days of service with the Company are eligible to participate in the Savings Plan (as of the first day of the month following satisfaction of both conditions) by contributing through payroll deductions up to a maximum 14% of their base salary on a pre-tax basis up to the annual aggregate contribution limits imposed by law or regulation. The participating employee is not taxed on these contributions until they are distributed.

We make matching contributions to the Savings Plan on behalf of all eligible participants in any plan year. Currently, we match employee contributions with cash contributions in amounts equal to 10% of such employee’s contributions to the Savings Plan. Participants are always 100% vested in their own pre-tax contributions and will begin vesting in any matching contributions made by the Company on their behalf ending with their second year of service with the Company and thereafter at a rate of 20% per year.

In fiscal year 2008, Messrs. Stiffman and Heminover elected to contribute to the Savings Plan. The Company made a matching contribution of $1,500 to the Savings Plan for Messrs. Stiffman and Heminover. Ms. Chaus did not participate in the Savings Plan during fiscal year 2008. Our matching contributions allocated to the named executive officers under the Savings Plan are shown in the “All Other Compensation” column of the Summary Compensation Table below.

Medical, Dental, Life Insurance and Disability Coverage.  Active employee benefits such as medical, dental, life insurance and disability coverage are available to all eligible employees. The value of these benefits is not required to be included in the Summary Compensation Table since they are made available on a Company-wide basis to all eligible employees. During fiscal year 2008, the Company also provided coverage to Ms. Chaus under a supplemental executive medical plan (the “Exec-U-Care Plan”). Under the Exec-U-Care Plan, participants are reimbursed for any deductibles, coinsurance payments and other out-of-pocket expenses that the participants would otherwise be required to pay under the Company’s medical and health plans. During fiscal year 2008, Ms. Chaus received reimbursements under the Exec-U-Care Plan of $8,460. The Company views such employee benefits as vital to the ability of the Company to compete with other companies in the apparel industry for valued employees and officers.

Other Paid Time-Off Benefits.  We also provide vacation and other paid holidays to all employees, including the named executive officers, which are comparable to those provided at other companies in the apparel industry.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors for fiscal 2008 was composed entirely of independent directors, and included Chairperson Philip G. Barach, S. Lee Kling and Harvey M. Krueger. With the passing of Mr. Kling, the new Compensation Committee currently consists of Messrs. Barach, as Chairperson, and Krueger. None of the members of the Compensation Committee are or were employees of the Company. The Compensation Committee administers our executive compensation program. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our stock plans (including reviewing and approving option grants to our officers) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for named executive officers. The Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to shareholders, in order to align our compensation structure with our organizational objectives. The Compensation Committee has the final authority regarding compensation for our named executive officers. As noted above, however, the Company’s Chief Executive Officer periodically advises the Compensation Committee as to suggested levels of compensation and benefits for named executive officers. The Compensation Committee’s membership is determined by the Board. The Compensation Committee met five times during fiscal year 2008.

Compensation Consultant.  The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority, the Compensation Committee has, in prior fiscal years, engaged Hewitt Associates LLC, an independent outside compensation consultant, to advise the Compensation Committee on matters related to director and named executive officer compensation. The Compensation Committee did not engage a compensation consultant during fiscal year 2008.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the Company’s proxy with management, and based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s proxy for fiscal year 2008.

MEMBERS OF THE COMPENSATION COMMITTEE:

Philip G. Barach
Harvey M. Krueger

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed incorporated by reference into any other Company filing by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

						Non-Equity
						Incentive
					Stock	Plan	All Other
		Salary			Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	Bonus		($)(1)	($)(2)	($)		($)

Josephine Chaus	2008	600,000	—		—	—	36,616	(3)	636,616
Chairwoman of the Board and Chief Executive Officer
David Stiffman	2008	288,000	125,000	(4)	14,750	—	1,550	(5)	429,300
Chief Operating Officer
Barton Heminover	2008	198,000	—		—	—	9,950	(6)	207,950
Chief Financial Officer and Assistant Secretary

(1)	Represents the compensation costs recognized for financial statement reporting purposes in fiscal 2008 for the fair value of restricted stock awarded in fiscal 2008 in accordance with Statement of Financial Accounting Standards No. 123R, rather than an amount paid to or realized by David Stiffman.

(2)	The Compensation Committee did not establish performance targets for fiscal year 2008, as described in the Compensation Discussion and Analysis section above, and accordingly none of the named executive officers earned any non-equity incentive plan compensation for fiscal year 2008.

(3)	As described in the Compensation Discussion and Analysis section above, the Company provides personal benefits to Ms. Chaus in the form of automobile lease reimbursement, parking reimbursements and enhanced executive health coverage. For fiscal year 2008, Ms. Chaus received $19,029 in automobile lease reimbursements and $9,127 in reimbursement for parking expenses. For fiscal year 2008, Ms. Chaus also received $8,460 in reimbursements under the Exec-u-Care Plan.

(4)	Mr. Stiffman received a one-time sign-on bonus of $75,000 pursuant to his employment agreement as well as an incentive bonus of $50,000, the minimum annual incentive bonus for the initial 2008 fiscal year under his employment agreement.

(5)	The Company made a contribution of $1,550 to Mr. Stiffman’s account in the Company’s Savings Plan.

(6)	As described in the Compensation Discussion and Analysis section above, the Company provides personal benefits to Mr. Heminover in the form of an automobile allowance. For fiscal year 2008, Mr. Heminover received $8,400 in automobile allowance. The Company also made a contribution of $1,550 to Mr. Heminover’s account in the Company’s Savings Plan. The Company’s policy regarding contributing to the Savings Plan is described more fully in the Compensation Discussion and Analysis section above.

GRANTS OF PLAN-BASED AWARDS

As described in the Compensation Discussion and Analysis section above, only Mr. Stiffman received a plan-based award in fiscal year 2008. Additionally, as described more fully above, no cash incentive compensation was issued to any named executive officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Equity					Market
		Incentive					Value of
		Plan			Number of		Shares
		Awards			Shares or		or Units
	Number of	Number of			Units of		of Stock
	Securities	Securities			Stock		That
	Underlying	Underlying	Option		That Have		Have
	Unexercised	Unexercised	Exercise	Option	Not		Not
	Options (#)	Unearned	Price	Expiration	Vested		Vested
Name	Exercisable	Options (#)	($)	Date	(#)		($)(1)

Josephine Chaus	—	—	—	—	—		—
Barton Heminover	46,408	—	.50	8/8/2011	—		—
	20,000	—	.75	8/28/2012	—		—
David Stiffman	—	—	—	—	100,000	(2)	$30,000

(1)	The dollar amount shown in this column was determined by multiplying the number of unvested shares by $0.30, the closing price of the Company’s common stock on June 30, 2008, the last trading day of fiscal year 2008.

(2)	One-half of Mr. Stiffman’s restricted shares will vest on January 9, 2009, and the remaining one-half will vest on January 9, 2010.

OPTION EXERCISES AND STOCK VESTED

None of the named executive officers exercised any options or were entitled to vesting with respect to outstanding stock awards during fiscal year 2008.

PENSION BENEFITS

The Company does not maintain any defined benefit plans (whether qualified or nonqualified) in which the Company’s named executive officers are eligible to participate.

NONQUALIFIED DEFERRED COMPENSATION

The Company does not maintain any nonqualified deferred compensation plans in which its named executive officers are eligible to participate.

DIRECTOR COMPENSATION

During fiscal 2008, directors who were not employees of the Company received an annual fee of $40,000 for serving on the Board of Directors, plus a cash fee of $1,500 per in person meeting day (and substantial telephonic meeting).

Prior to fiscal 2008, pursuant to the Stock Option Plan, an automatic annual grant of 10,000 options was made to each of our non-employee directors of the Company on July 1 of each year. The exercise price of any such option is equal to the market price of the Common Stock on the date of grant, and the option becomes exercisable as to 25% of the total grant on each of the first four anniversaries after the grant.

The Company has a $50,000 term life insurance policy on behalf of Messrs. Kling and Krueger with the benefits to be paid to such director’s beneficiary or estate.

DIRECTOR COMPENSATION TABLE

	Fees Earned
	or Paid		All Other
	in Cash	Option Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)

S. Lee Kling	46,000	8,534	4,173	58,707
Philip G. Barach	44,500	8,534		53,034
Harvey M. Krueger	44,500	8,534	4,173	57,207

(1)	Amounts in the Option Awards column represent the compensation cost recognized by the Company in fiscal year 2008 related to outstanding option awards in accordance with SFAS No. 123R. The valuation of such options was determined using a Black-Scholes valuation model and was in accordance with the valuation guidelines in SFAS 123R. See Note 2, under the heading “Stock-Based Compensation,” to the Company’s audited financial statements as filed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, which sets forth the material assumptions used in determining the compensation cost to the Company with respect to such awards. As of June 30, 2008, each director held options to purchase the number of shares of Common Stock of the Company set forth in the supplemental table below:

(2)	Amounts in the All Other Compensation column represent the dollar value of premiums paid by the Company on life insurance policies maintained for the benefit of the applicable director’s beneficiary or estate.

Number of shares subject to
Director	outstanding options

S. Lee Kling	87,000
Philip G. Barach	50,000
Harvey M. Krueger	70,000

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

All employees of the Company, including the named executive officers, are eligible to receive severance in the event of involuntary termination. With respect to the named executive officers (other than Mr. Stiffman), such severance is purely discretionary and, if awarded by the Company, is typically calculated as one week of base salary for each six months of such executive’s employment with the Company prior to the date of termination.

As described above, the Compensation Committee believed it was important to enter into a formal employment agreement with Mr. Stiffman, to compensate him for foregone compensation from his former employer, to provide an incentive for him to enter into an employment relationship with the Company as well as to remain with the Company over the long-term.

Mr. Stiffman’s employment agreement provides for an initial term of three years, which will be automatically renewed for additional one year periods commencing on the third anniversary of the effective date, unless either party gives proper notice of non-renewal.

In the event the Company does not extend the term of employment, Mr. Stiffman is entitled to receive base salary continuation for twelve months.

Upon Mr. Stiffman’s termination of employment by the Company without “Cause” or upon a termination of employment by Mr. Stiffman for “Good Reason” (other than within one year after a “Change in Control”), he will receive: (1) 12 monthly severance payments equal to 1/12 of (a) his base salary plus (b) his annual bonus for the year prior to the year of termination and (2) a lump sum payment equal to the annual bonus for the year prior to the year of termination pro-rated for the number of days worked in the fiscal year of termination.

If, within one year after a Change in Control, Mr. Stiffman’s employment is terminated by the Company without Cause or Mr. Stiffman terminates his employment for Good Reason, he will receive: (1) a lump sum payment equal to 1.5 times the sum of Mr. Stiffman’s annual base salary and the greater of (a) the annual bonus received in the fiscal year prior to the year of termination or (b) the annual bonus that would be payable in the year of termination based on the financial forecast at the time of termination; and (2) a lump sum payment of the greater of (a) or (b) above, in either case, pro-rated for the number of days in the fiscal year of termination.

Mr. Stiffman is also entitled to a variable transaction bonus in the event of a Change in Control, based on the transaction price of the Company’s Common Stock. Additionally, upon a Change in Control, all of Mr. Stiffman’s outstanding unvested restricted stock will vest and the forfeiture restrictions will immediately lapse.

To the extent payments and benefits received by Mr. Stiffman in connection with a change in control (as defined in section 280G of the Code) are subject to excise tax under section 280G of the Code, then such payments may be cut back to avoid imposition of such excise tax, but only if the cutback would be economically beneficial to Mr. Stiffman.

Other than as described above, the Company has not made any other contractual commitments to named executive officers to pay severance benefits. The Compensation Committee views severance as a valuable recruitment and retention tool, and may consider severance benefits as part of the overall compensation package available to named executive officers when negotiating employment agreements in the future.

The Company provides, in each of its option agreements with named executive officers, for accelerated vesting upon a change in control of the Company. The Company believes that, in the context of a potential change in control, named executive officers, who have contributed to the value of the Company and the potential returns available to other shareholders in connection with such change in control, should be entitled to participate with other shareholders in realizing the value contributed to the Company. Accordingly, the accelerated vesting of stock options is intended to compensate executives for their contributions up to and including the date of a change in control, and to provide additional incentive to remain employed by the Company in order to assist in effectuating such potential change in control. However, for fiscal year 2008, none of the named executive officers held any unvested stock options. Accordingly, none of the named executive officers, as of the end of fiscal year 2008, would be entitled to any accelerated vesting on options with respect to a change in control occurring in fiscal 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at the end of fiscal 2008. The only equity compensation plan which was approved by shareholders was the Stock Option Plan. This plan expired on October 29, 2007, accordingly, no shares remain eligible for future issuance under this plan. The Company also maintains the 2007 Restricted Stock Inducement Plan, which was not approved by shareholders. Only 100,000 shares were reserved for issuance under this plan and no shares under the Plan remain eligible for future issuance.

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities to be	Weighted-Average	Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column)(a)

Equity compensation plans approved by security holders	1,076,812	$0.64	0
Equity compensation plans not approved by security holders	0	—	0
Total	1,076,812	$0.64	0

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has met and held discussions with management and Mahoney Cohen & Company, CPA, P.C., the Company’s independent public accountants (“Mahoney Cohen”). The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for fiscal 2008 with management. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Public Accounting Oversight Board (“PCAOB”) Rule 3200T, “Interim Auditing Standards.”

The Company’s independent public accountants also provided to the Audit Committee certain written communications and the letter required by PCAOB Rule 3600T, “Interim Independence Standards.” The Audit Committee also discussed with the independent public accountants their independence from the Company and has considered whether the provision of non-audit services is compatible with maintaining their independence.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s audited consolidated financial statements for fiscal 2008 be included in the Company’s Annual Report on Form 10-K for fiscal 2008 which was filed with the Securities and Exchange Commission on September 23, 2008.

AUDIT COMMITTEE

Philip G. Barach
Harvey M. Krueger

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference into any other Company filing by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2 — APPROVAL OF THE BERNARD CHAUS, INC.
EQUITY INCENTIVE PLAN

Introduction

At the meeting, you will be asked to approve the Bernard Chaus, Inc. 2008 Equity Incentive Plan (the “Incentive Plan”) to provide 2,000,000 shares available for issuance under the Incentive Plan to attract and retain selected employees, directors and consultants and provide them with incentives and rewards for superior performance. The Incentive Plan replaces the 1998 Stock Option Plan that expired on October 29, 2007.

The Board of Directors has adopted and recommends that the shareholders approve the Incentive Plan. A copy of the Incentive Plan, as proposed to be amended, is attached hereto as Exhibit A to this Proxy Statement.

The following is a summary of the principal features of the Incentive Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Incentive Plan. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Incentive Plan.

Summary of the Plan

General.  The Incentive Plan will authorize the grant of Performance Shares, Options, Stock Appreciation Rights and Restricted Shares (collectively called “Awards”). Options granted under the Incentive Plan may be either “incentive stock options,” as defined in Section 422 of the Code or nonqualified stock options, as determined by the Compensation Committee of our Board of Directors (the “Compensation Committee”).

Number of Shares Authorized.  The number of shares of our common stock initially available for award under the Incentive Plan is 2,000,000 shares (600,000 of which may be issued as incentive stock options).

If any Award is forfeited, or if any Option terminates, expires or lapses without being exercised, shares of our common stock subject to such Award will again be available for future grant. In addition, any shares under the Incentive Plan that are used to satisfy award obligations under the plan of another entity that is acquired by our Company will not count against the remaining number of shares available. Finally, if there is any change in our corporate capitalization, the Compensation Committee may cancel and make substitutions of Awards or may adjust the number of shares available for award under the Incentive Plan, the number and kind of shares covered by Awards then outstanding under the Incentive Plan and the exercise price of outstanding Options and Stock Appreciation Rights.

Administration.  The Compensation Committee will administer the Incentive Plan. Subject to the other provisions of the Incentive Plan, the Compensation Committee has the authority to:

•	interpret the Incentive Plan;

•	establish and amend rules and regulations relating to the Incentive Plan;

•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and

•	make all other determinations it deems necessary or advisable for the administration of the Incentive Plan.

The Compensation Committee may also delegate to one or more officers of our Company the authority to grant Awards to participants who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

Eligibility.  The Incentive Plan provides that Awards may be granted to employees, executive officers, non-employee directors and consultants of our Company or its subsidiaries. Incentive stock options may be granted only to employees. The maximum number of shares that may be awarded to a participant in any fiscal year pursuant to Awards shall not in the aggregate exceed 1,000,000.

Each Award granted under the Incentive Plan will be evidenced by a written award agreement between the participant and our Company, which will describe the Award and state the terms and conditions to which the Award is subject. The principal terms and conditions of each particular type of Award are described below.

Performance Awards

Awards of Performance Shares may be made under the Incentive Plan. A Performance Share is a book-entry unit with a value equal to one share of Common Stock. A grant of Performance Shares will vest and become payable to the participant upon the achievement during a specified performance period of performance objectives established by the Compensation Committee. Except in the case of Qualified Performance-Based Awards, the Compensation Committee may modify performance objectives in whole or in part, during the performance period, as it deems appropriate and equitable.

Performance objectives may be established on a company-wide basis; with respect to one or more subsidiaries, business units, divisions, department or functions; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance objectives, the number of units to which they pertain and the time and manner of payment of the Award, shall be specified in the Award agreement. Payment of Performance Shares will be made in shares of common stock.

In the case of Qualified Performance-Based Awards, the applicable performance objectives are limited to one or more of the following:

•	specified levels of or increases in our Company’s, a division’s, or a subsidiary’s return on capital, equity or assets;

•	earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	net economic profit (which is operating earnings minus a charge to capital);

•	net income;

•	operating income;

•	sales;

•	sales growth;

•	gross margin;

•	direct margin;

•	share price (including but not limited to growth measures and total shareholder return);

•	operating profit;

•	per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);

•	inventory turns;

•	financial return ratios;

•	market share;

•	balance sheet measurements such as receivable turnover;

•	improvement in or attainment of expense levels;

•	improvement in or attainment of working capital levels;

•	debt reduction;

•	strategic innovations;

•	customer or employee satisfaction; and

•	individual objectives.

The Compensation Committee may also condition the grant and vesting or exercise of Options, Stock Appreciation Rights and Restricted Shares on the achievement of performance objectives as described above.

Options

An Option is the right to purchase shares of common stock for a specified period of time at a fixed price (the “exercise price”). Each Option agreement will specify the exercise price, the type of Option, the term of the Option, the date when the Option will become exercisable and any applicable performance goals.

Exercise Price.  The Compensation Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price under an incentive stock option or nonqualified stock option will not be less than 100% of the fair market value of common stock on the date the Option is granted. However, any optionee who owns more than 10% of the combined voting power of all classes of our Company’s outstanding Common Stock (a “10% Shareholder”) will not be eligible for the grant of an incentive stock option unless the exercise price of the incentive stock option is at least 110% of the fair market value of the common stock on the date of grant.

Consideration.  The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement and generally may be made by cash or check, or subject to approval by the Compensation Committee, by nonforfeitable unrestricted shares of Common Stock owned by the optionee, or by deferred payment through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the Option, or by any other legal consideration that the Compensation Committee may deem appropriate, or by any combination of the foregoing methods.

Term of the Option.  The term of an Option granted under the Incentive Plan will be no longer than ten years from the date of grant. In the case of an Option granted to a 10% Shareholder, the term of an incentive stock option will be for no more than five years from the date of grant.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of common stock from the date of the grant of the SAR and the date of exercise payable in shares of common stock. Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable, and may specify that the SAR may be exercised only in the event of a change in control of our Company or similar event. No SAR may be exercised more than ten years from the grant date. The Compensation Committee may provide that an SAR is deemed to be exercised at the close of business on the date the SAR expires if such an exercise would result in a payment to the SAR holder.

Restricted Shares

An Award of Restricted Shares is a grant to the recipient of a specified number of shares of Common Stock which are subject to forfeiture upon specified events during the restriction period. Each grant of Restricted Shares will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period.

General Provisions

Vesting.  Each grant of Performance Shares will specify the performance objectives that must be achieved in order for payment to be made. Each grant of Options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before it becomes exercisable. Each grant of Restricted Shares shall specify the duration of the restriction period and any other conditions that under which the Restricted Shares would be forfeitable to our Company, including any applicable performance goals. Each grant may provide for the early exercise of rights or termination of a restriction or deferral period in the event of a Change in Control or similar transaction or event.

Dividends/Ownership Rights.  Unless otherwise provided by the Compensation Committee, an Award of Restricted Shares entitles the participant to dividend, voting and other ownership rights during the restriction period.

Nontransferability of Awards.  In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the Compensation Committee may provide for limited lifetime transfers of Awards, other than incentive stock options, to certain family members. In addition, an Award grant may provide for additional transfer restrictions on vested shares received upon exercise delivery or payment of an Award, including restrictions relating to minimum share ownership requirements applicable to any participant.

Vesting or Payment Acceleration.  The Compensation Committee may take actions which it believes equitable under the circumstances or in the best interest of our Company, including without limitation, waving or modifying any limitation or requirement with respect to any Award and providing for post-termination exercise periods with respect to any Option or Stock Appreciation Right.

Change in Control

Unless otherwise determined by the Compensation Committee prior to the date of a Change in Control, in the event of a Change in Control, all Awards other than Options and SARS shall become non-forfeitable, and converted to shares of our common stock where applicable, and any unexercised Option or SAR shall become fully exercisable. Alternatively, the Compensation Committee may cancel and cash out outstanding Awards or arrange for the substitution of outstanding Awards with fully vested new awards of equal value. If a Change in Control occurs during one or more performance periods for which the Compensation Committee has not yet made a determination as to whether the applicable performance objectives were met, the performance period shall immediately terminate and it shall be assumed that the applicable performance objectives have been attained at a level of one hundred percent (100%). A participant shall be considered to have earned, and therefore be entitled to receive, payment of a prorated portion of the performance Awards that he or she would have received for the whole performance period, based on the portion of the performance period completed before the Change in Control.

A “Change in Control” is defined in the Incentive Plan as:

•	an acquisition of more than thirty percent (30%) of the voting power of our Company’s securities, other than (a) an acquisition by or from our Company, or any subsidiary of our Company, or by an employee benefit plan maintained by our Company or any subsidiary, (b) an acquisition by Josephine Chaus, (c) an acquisition by an underwriter in a firm commitment underwriting of securities to be issued by our Company, or (d) an acquisition by any corporation or other entity if immediately following such acquisition, 65% or more of that Company’s equity and voting power are owned by the same individuals or entities who owned our Company prior to the acquisition, in substantially the same proportions;

•	a sale or other disposition of all or substantially all of our Company’s assets;

•	a reorganization, merger or consolidation of our Company, other than such an event which would result in the voting power of our Company’s securities prior to the transaction continuing to represent 65% or more of the voting power of our Company’s or other surviving entity’s securities immediately after the event;

•	a liquidation or dissolution of our Company;

•	the individuals on the Board of Directors during any 12-month period or new directors whose directorship was approved by at least a majority of the directors still in office who were directors (or whose directorship was previously approved) during such 12-month period cease to constitute a majority of the Board of Directors;

•	notwithstanding the above-listed events, in the case of a distribution under the Incentive Plan of “deferred compensation” subject to Section 409A of the Code, an event which constitutes a change in control under Section 409A of the Code.

Effective Date, Amendments, and Termination of the Incentive Plan.  The Incentive Plan will be effective upon its approval by our Company’s shareholders. The Board of Directors has the authority to amend or terminate the Incentive Plan at any time; provided, however, that shareholder approval is required for any amendment, which (i) increases the number of shares available for Awards under the Incentive Plan (other than to reflect a change in our Company’s capital structure), (ii) changes the class of persons eligible to receive grants of Awards or the types, or (iii) as otherwise required by applicable law or under the rules of any applicable exchange. Further, no Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval. Finally, the Incentive Plan will terminate automatically ten years after it is approved by shareholders.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Incentive Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE INCENTIVE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Performance Shares.  A participant realizes no taxable income and our Company is not entitled to a deduction when Performance Shares are awarded. When the Performance Shares vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in shares of Common Stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Restricted Shares

Restricted Shares received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such Restricted Shares does not make the election described below, the participant realizes no taxable income upon the receipt of Restricted Shares and our Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Shares lapse the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in Restricted Shares will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving Restricted Shares may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and our Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to our Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made will be treated as dividend income, assuming our Company has adequate current or accumulated earnings and profits.

Nonqualified Options

A participant realizes no taxable income and our Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a nonqualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Common Stock received upon exercise of a nonqualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Incentive Plan, non-qualified options may, at the option of the Compensation Committee, be exercised in whole or in part with shares of Common Stock or Restricted Shares held by the participant. Payment in common stock or Restricted Shares will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of Common Stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. The fair market value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the nonqualified option.

Incentive Stock Options

A participant realizes no taxable income and our Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and our Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will realize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option. Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Incentive Plan, incentive stock options may, at the option of the Compensation Committee, be exercised in whole or in part with shares of common stock or Restricted Shares held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of Common Stock or Restricted Shares surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of Common Stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs

A participant realizes no taxable income and our Company is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a SAR, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Section 162(m) Limitations

Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is “performance-based compensation” and meets certain other requirements outlined in Code Section 162(m) and related regulations (“Qualified Performance-Based Awards”). If Awards to such persons are intended to qualify as Qualified Performance-Based Awards, the Incentive Plan requires that the maximum performance-based Award that may be granted to the recipient during any one performance period is 1,000,000 shares of Common Stock.

Withholding

Our Company is entitled to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to our Company as a condition of receiving payment of the Award. The Compensation Committee may allow a participant to satisfy his or her withholding obligations by directing our Company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to our Company in an amount necessary to satisfy the withholding obligation.

New Plan Benefits

There have been no grants under the Incentive Plan. Because benefits under the Incentive Plan will depend on the actions of the Compensation Committee and the value of our Company’s Common Stock, it is not possible to determine the benefits that will be received if shareholders approve the Incentive Plan.

Vote Required and the Recommendation of the Board

To be adopted, the Incentive Plan requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE 2008 EQUITY INCENTIVE PLAN.

PERFORMANCE GRAPH

The following Performance Graph compares the cumulative 5-year total return of holders of Bernard Chaus, Inc.’s Common Stock with the cumulative total returns of the S&P 500 index and the S&P Apparel, Accessories & Luxury Goods index. The graph assumes that the value of the investment in the Company’s Common Stock and in each of the indexes (including reinvestment of dividends) was $100 on June 30, 2003 and tracks it through June 30, 2008.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Bernard Chaus, Inc., The S&P 500 Index
And The S&P Apparel, Accessories & Luxury Goods Index

*$100 invested on 6/30/03 in stock & index-including reinvestment of dividends.
Fiscal year ending June 30.

Copyright © 2008 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.
Copyright © 2008 Dow Jones & Co. All rights reserved.

	Cumulative Total Return
	6/03	6/04	6/05	6/06	6/07	6/08

BERNARD CHAUS, INC.	100.00	100.00	111.58	96.84	85.26	31.58
S&P 500	100.00	119.11	126.64	137.57	165.90	144.13
S&P APPAREL, ACCESSORIES & LUXURY GOODS	100.00	128.23	158.39	155.76	214.64	133.85

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

CERTAIN TRANSACTIONS

Prior to his passing, Mr. Kling served as a consultant to Lockton Companies, an insurance broker from which the Company obtains directors and officers liability insurance, and employee practices liability insurance. The total aggregate premium payments paid to Lockton Companies in respect of such insurance during fiscal 2008 were approximately $118,000. As previously noted, Mr. Kling passed away in July 2008, and, as such, this transaction going forward will not be considered a related-party transaction.

The Audit Committee, the Compensation Committee or another committee of the Board of Directors composed of independent directors reviews related party transactions or potential conflict of interest transactions to verify that any related party transaction is in accordance with written corporate policies that are based on considerations that are in the best interest of the Company and its stockholders. Related party transactions are evaluated to insure that terms are comparable to those provide to unrelated third parties.

AUDITORS

Mahoney Cohen & Company, CPA, P.C. serves as the principal accounting firm designated to audit the Company’s consolidated financial statements. The engagement of Mahoney Cohen & Company, CPA, P.C. is not being presented for approval by the shareholders at the Meeting; however, a representative from Mahoney Cohen & Company, CPA, P.C. is expected to be available to answer questions, if any, addressed to him or her at the Meeting and will be given the opportunity to make a statement if such representative desires to do so.

The aggregate fees billed by Mahoney Cohen & Company, CPA, P.C. to the Company for fiscal 2008 and fiscal 2007 were as follows:

	Fiscal 2008		Fiscal 2007

Audit Fees	$166,000	(a)	$166,000	(a)
Audit-Related Fees	$32,000	(c)(d)	$27,000	(c)(d)

Total Audit and Audit Related Fees	$198,000		$193,000
Tax Fees	$62,000	(b)(d)	$56,000	(b)(d)
All Other Fees	$0		$0

Total Fees	$260,000		$249,000

(a)	Represents fees billed in connection with the audit of the Company’s consolidated financial statements for fiscal 2008 and fiscal 2007 included in its annual reports on Form 10-K and reviews of the Company’s interim consolidated financial statements included in its quarterly reports on Form 10-Q for fiscal 2008 and fiscal 2007.

(b)	Represents fees billed in connection with tax services for fiscal 2008 and fiscal 2007. Tax services include professional services provided for tax compliance and tax planning.

(c)	Represents fees billed in connection with the audits of the Company’s employee benefit plans for fiscal 2008 and fiscal 2007, as well as review of the Company’s Form S-8 Registration for fiscal 2008.

(d)	The Audit Committee has considered whether the provision of these services is compatible with maintaining Mahoney Cohen & Company, CPA, P.C.’s independence.

The charter of the Audit Committee provides that the Audit Committee approves the fees and other significant compensation to be paid to the independent auditors. The Audit Committee and the Board of Directors have further agreed that all services to be provided by Mahoney Cohen & Company, CPA, P.C. should be approved in advance by the Audit Committee (or its designee). Prior to any such approval, it is expected that the Audit Committee (or its designee) would review a budget for any such services, which budget would likely include a description of, and a budgeted amount for, particular categories of non-audit services that are anticipated at the time the budget is submitted, and that the Audit Committee (or its designee) would periodically monitor the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee (or its designee). For fiscal 2008, the Audit Committee authorized Mr. Kling to approve the use of Mahoney

Cohen & Company, CPA, P.C. for tax consulting services subject to Mr. Kling keeping the Audit Committee apprised of such services. For fiscal 2008, one hundred percent (100%) of the fees set forth in the table above for Mahoney Cohen Company, CPA, P.C. were approved by the Audit Committee in accordance with applicable regulations.

PROPOSALS FOR NEXT YEAR’S MEETING

Any proposal by a shareholder who intends to be present at the next Annual Meeting of Shareholders must be received by the Company at its offices at 65 Enterprise Avenue South, Secaucus, New Jersey 07094 for inclusion in its proxy statement and form of proxy relating to that Annual Meeting no later than June 11, 2009, and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the proxy materials. Such proposals should be sent to the Secretary of the Company by certified mail, return receipt requested. A proxy will confer discretionary authority to management of the Company to vote on any matter other than matters for which the Company received notice by a shareholder prior to August 25, 2009; provided, however, that if the 2009 Annual Meeting of Shareholders is held prior to November 13, 2009, the Company will notify the shareholders of a revised date for submitting notice to the Company.

MISCELLANEOUS

The Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. The Board of Directors may use the services of the Company’s directors, officers and other regular employees to solicit proxies. The Company may reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

Copies of the 2008 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended June 30, 2008, are being mailed to the shareholders prior to or simultaneously with this Proxy Statement.

THE COMPANY WILL PROVIDE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) FOR THE FISCAL YEAR ENDED JUNE 30, 2008, TO EACH SHAREHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO:

Bernard Chaus, Inc.
65 Enterprise Avenue South
Secaucus, New Jersey 07094

Attention:	Barton Heminover Chief Financial Officer and Assistant Secretary

EXHIBIT A

BERNARD CHAUS, INC.
2008 EQUITY INCENTIVE PLAN

1.  Purpose.  The purpose of the Bernard Chaus, Inc. 2008 Equity Incentive Plan (the “Plan”) is to attract and retain employees, consultants and non-employee directors for Bernard Chaus, Inc. and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

2.  Definitions.  As used in this Plan, the following terms shall be defined as set forth below:

2.1.  “Award” means any Performance Shares, Options, Stock Appreciation Rights or Restricted Shares granted under the Plan.

2.2.  “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, or may be limited to a notation on the Company’s books or records, but shall be signed by a representative of the Company and the Participant unless otherwise approved by the Committee.

2.3.  “Base Price” means the price used as the basis for determining the Spread upon the exercise of Stock Appreciation Right.

2.4.  “Board” means the Board of Directors of the Company.

2.5.  “Cause” means, (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries, “Cause” shall have the same meaning as such term is defined therein; (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the same meaning as such term is defined in the applicable Award Agreement; and (c) if the applicable Participant is not a party to any effective employment, consulting, severance or similar agreement or no definition of “Cause is set forth in the applicable employment, consulting, severance or similar agreement, and no definition of “Cause” is set forth in the applicable Award Agreement, the existence of “Cause” shall be determined in good faith by the Committee from time to time as circumstances dictate; provided that the Committee shall provide notice to the Participant of such determination and an opportunity for the Participant to cure such event (if the Committee determines such event is reasonably curable).

2.6.  “Change in Control” means, after the effective date of the Plan:

(i) the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership of more than 30% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition by or from the Company or any Subsidiary, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (b) any acquisition by Josephine Chaus, or (c) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 65% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the Stock and Voting Securities; or

(ii) the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a wholly-owned Subsidiary or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iii) the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(iv) the consummation of a plan of complete liquidation or substantial dissolution of the Company; or

(v) the following individuals cease for any reason to constitute a majority of the Board: individuals who, during any 12-month period, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved and recommended by a vote of at least a majority of the directors then still in office who either were directors during such 12-month period or whose appointment, election or nomination for election was previously so approved or recommended; or

(vi) notwithstanding Sections 2.6(i) through 2.6(v) above, in the case of a distribution under the Plan of an amount which is subject to section 409A of the Code, an event which constitutes a “change in control event” as defined under Section 409A of the Code.

2.7.  “Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations and other guidance issued thereunder.

2.8.  “Committee” means the Compensation Committee of the Board. The Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Shares are traded.

2.9.  “Company” means Bernard Chaus, Inc., a New York corporation, or any successor corporation.

2.10.  “Consultant” means an individual (other than an Employee or a Nonemployee Director) who renders services to the Company or a Subsidiary, including an independent contractor or an advisor.

2.11.  “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.12.  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.13.  “Fair Market Value” per share of Common Stock as of a particular date means the closing sales price per share of the Common Stock as published by the principal national securities exchanges on the date as of which the determination is made, or if there were no sales on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of Common Stock are not then listed on a national securities exchange on such date, the closing price, or if none, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, such value of a share of Common Stock on such date as the Committee in its discretion may in good faith determine.

2.14.  “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.15.  “Incentive Stock Option” means any Option which meets the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

2.16.  “Nonemployee Director” means a member of the Board who is not an Employee.

2.17.  “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.18.  “Option” means any option to purchase Shares granted under Section 6.

2.19.  “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.20.  “Option Price” means the strike price payable upon the exercise of an Option.

2.21.  “Participant” means an Employee, Nonemployee Director or Consultant who is selected by the Committee to receive Awards, provided that only Employees may receive grants of Incentive Stock Options.

2.22.  “Performance Objectives” means the performance objectives established in the sole discretion of the Committee for Participants who are eligible to receive Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; individual objectives; and any combination of the foregoing. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.23.  “Performance Period” means a period of time established under Section 5 within which the Performance Objectives relating to Awards are to be achieved.

2.24.  “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 5.

2.25.  “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant, provided, however, that Options shall automatically be deemed Qualified Performance-Based Awards.

2.26.  “Restricted Shares” mean Shares granted under Section 8 subject to a substantial risk of forfeiture.

2.27.  “Shares” means shares of the Common Stock of the Company, $.01 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 13.

2.28.  “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

2.29.  “Stock Appreciation Right” means a right granted under Section 7.

2.30.  “Subsidiary” means a corporation or other entity in which the Company owns or controls directly or indirectly at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation, or in the case of a noncorporate entity, at least 50% of the profits or capital interest in such entity, at the time of such grant.

3.	Shares Available Under the Plan.

3.1.  Reserved Shares.  Subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued as Awards hereunder shall not in the aggregate exceed 2,000,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company. In addition:

(i) To the extent any Shares covered by an Award are not issued to a Participant (or, if applicable, his heir, legatee or permitted transferee) because the Award is forfeited or canceled, such Shares shall not be deemed to have been issued for purposes of determining the maximum number of Shares available for issuance under the Plan.

(ii) Shares issued under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for issuance under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

3.2.  ISO Maximum.  In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 600,000 Shares, subject to adjustment as provided in Section 13.

3.3.  Maximum Annual Award.  No Participant my receive Awards (including performance-based Awards) representing more than 1,000,000 Shares underlying any Award in any one fiscal year, subject to adjustment as provided in Section 13. The maximum Qualified Performance-Based Award that may be granted to a Participant in any one Performance Period is 1,000,000 Shares (subject to adjustment as provided in Section 13).

4.	Plan Administration.

4.1.  Committee Administration.  This Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination, other than one made in bad faith.

4.2.  Committee Powers.  The Committee shall have full authority to interpret the Plan; to establish and amend rules and regulations relating to the Plan; to select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and to make all other determinations as are necessary or advisable for the administration of the Plan.

4.3.  Committee Delegation.  The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the

Committee shall have fixed the total number of Shares subject to such grants. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

5.  Performance Shares.   The Committee may authorize grants of Performance Shares, which shall vest and become payable to the Participant upon the achievement of specified Performance Objectives during a specified Performance Period, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1.  Terms and Conditions of Performance Share Awards.  Each grant shall specify the number of Performance Shares to which it pertains. The Performance Period with respect to each Performance Share shall commence on the Grant Date and may be subject to earlier termination in the event of a Change in Control or other similar transaction or event. Each grant shall specify the Performance Objectives that are to be achieved by the Participant. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.2.  Payment of Performance Shares.  Each grant shall specify the time and manner of payment of Performance Shares that shall have been earned, and shall be paid by the Company in Shares.

5.3.  Maximum Payment.  Subject to Section 3.4 of the Plan, any grant of Performance Shares may specify that the Shares payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date.

5.4.  Adjustment of Performance Objectives.  The Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

5.5.  Qualified Performance-Based Awards.  In the case of a Qualified Performance-Based Award the following provisions shall apply in addition to, and where necessary, in lieu of other provisions of the Plan, including the provisions of Sections 5.1 through 5.4:

(i) Only Employees who are “Covered Employees” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees will be Participants for a Performance Period within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period.

(ii) The Committee shall establish in writing within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (x) Performance Objectives for the Performance Period, and (y) in respect of such Performance Objectives, a minimum acceptable level of achievement below which no Award will be made, and an objective formula or other method for determining the Award to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(iii) Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Objectives and the related formulas or methods as determined pursuant to Section 5.5(ii). The Committee shall then determine the actual number of Shares issuable under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate, unless otherwise and/or to the extent provided in the Award Agreement, the amount of the Award. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.

(iv) Awards granted for a Performance Period shall be made to Participants within a reasonable time after completion of the certification described in Section 5.5(iii).

5.6.  Other Awards.  Any grant of an Award under Sections 6, 7, 8 or 9, and/or the vesting or exercise thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of this Section 5 regarding Performance Shares.

6.  Options.  The Committee may from time to time authorize grants of Options to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1.  Number of Shares.  Each grant shall specify the number of Shares to which it pertains.

6.2.  Option Price.  Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

6.3.  Consideration.  Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent, in each such case as is acceptable to the Company, (ii) subject to approval by the Committee, nonforfeitable, unrestricted Shares owned by the Optionee, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 6.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

6.4.  Broker Assisted Exercise.  To the extent such program is permitted by the Company and permitted by applicable law, rule or regulations, the Option Price may be satisfied from the proceeds of a sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates pursuant to a broker assisted exercise program provided by such bank or broker.

6.5.  Exercise Period.  No Option granted may be exercised more than ten years after the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Option shall be exercised within five years after the Grant Date.

6.6.  Disqualifying Dispositions of ISOs.  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

7.  Stock Appreciation Rights.  The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which, shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock

Appreciation Rights shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1.  Payment in Shares.  Unless otherwise determined by the Committee, any amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares. Any grant may specify that the Shares payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

7.2.  Exercise Period.  Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable; provided that no Stock Appreciation Right granted may be exercised more than ten years after the Grant Date.

7.3.  Base Price.  Each grant shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date.

7.4.  Deemed Exercise.  The Committee may provide that a Stock Appreciation Right shall be deemed to be exercised at the close of business on the scheduled expiration date of such Stock Appreciation Right if at such time the Stock Appreciation Right by its terms remains exercisable and, if so exercised, would result in a payment of Shares to the holder of such Stock Appreciation Right.

8.  Restricted Shares.  The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1.  Transfer of Shares.  Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.2.  Dividends.  The Committee may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be reinvested in additional Shares or held in cash, which additional Shares or cash, as the case may be, may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

9.	Vesting.

9.1.  In General.  Each grant of Options and Stock Appreciation Rights shall specify the period of continuous employment by the Company or any Subsidiary, or service to the Company or any Subsidiary, of the Participant that is necessary before such Options or Stock Appreciation Rights, or installments thereof, shall become exercisable. Each grant of Restricted Shares shall specify the period during which such Restricted Shares shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83. Each grant of such Award may provide for the earlier exercise of rights or termination of a risk of forfeiture.

9.2.  Restrictions on Transfer of Restricted Shares.  Except as provided herein or as prescribed by the Committee, each grant of Restricted Shares shall provide that, during the period for which a substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted.

10.	Dividends and Other Ownership Rights.

10.1.  Restricted Shares.  Unless otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which a substantial risk of forfeiture is to continue.

11.	Transferability.

11.1.  Transfer Restrictions.  Except as provided in Section 11.2, no Award granted shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

11.2.  Limited Transfer Rights.  Except as otherwise provided by the Committee in an Award Agreement (or an amendment to an Award Agreement), a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 11.2. All terms and conditions of the Award, including without limitation provisions relating to termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 11.2. In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise of the transferred Option. In addition, prior to the exercise of a transferred Option by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes. Finally, the Company shall be under no obligation to provide a transferee with any notice regarding the transferred Awards held by the transferee upon forfeiture or any other circumstance.

12.  Award Agreement.  Each grant under the Plan shall be evidenced by an Award Agreement, which shall describe the subject Award, state that the Award is subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

13.  Adjustments.  The Committee may make or provide for appropriate adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Restricted Shares and Performance Shares granted hereunder, (b) prices per Share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby (including Shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 13.

14.  Fractional Shares.  The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

15.  Withholding Taxes.  The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Shares due as a result of such Award, or by permitting the Participant to deliver to the Company Shares having a Fair

Market Value, as determined by the Committee, equal to the minimum amount of such required withholding taxes.

16.  Vesting or Payment Acceleration.  The Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award and providing for post-termination exercise periods with respect to any Option or Stock Appreciation Right.

17.  Termination for Cause.  A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid or exercised, all unpaid dividends and all interest, if any, accrued on the foregoing.

18.	Amendments and Other Matters.

18.1.  Plan Amendments.  This Plan may be amended from time to time by the Board, but no such amendment shall: (a) increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 13 or (b) change the class of persons eligible to receive grants of Awards or the types of Awards available under the Plan, in any such case without the further approval of the stockholders of the Company. The Board will also condition any amendment on the approval of the stockholders of the Company if such approval is necessary with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, and the Board may condition any amendment on the approval of the stockholders of the Company if such approval is deemed advisable to comply with such requirements.

18.2.  Repricing Prohibited.  No Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 13.

18.3.  Amendments to Awards.  Subject to the requirements of Section 18.2, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate (including for the purposes of compliance with local laws and regulations or to avoid costly government filings); provided, however, that except to the extent that the Committee determines that an amendment is necessary to avoid a penalty tax under Section 409A of the Code, any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant’s consent.

18.4.  No Employment Right.  This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

18.5.  Compliance with Section 409A of the Code.  Notwithstanding any other provision of the Plan to the contrary, (a) to the extent that any payment of or in connection with an Award constitutes a payment under a “non-qualified deferred compensation plan,” as defined in Section 409A of the Code, such payment shall be made in compliance with Section 409A of the Code and (b) any adjustment of Shares or prices per Share or substitution of Awards pursuant to Section 13 and any modification of Awards pursuant to Section 17 shall not cause the affected Award to violate the requirements of Section 409A of the Code.

19.  Change in Control.  Except as otherwise provided at the time of grant in an Award Agreement relating to a particular Award and subject to the requirements of Section 13, if a Change in Control occurs, then:

19.1. The Participant’s Restricted Shares, Performance Shares or other Share-based Awards that were forfeitable shall, unless otherwise determined by the Committee prior to the occurrence of the Change in Control, become nonforfeitable and, to the extent applicable, shall be converted into Shares.

19.2. Any unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

19.3. Notwithstanding Sections 19.1 and 19.2, in the event of a Change in Control, the Committee may in its discretion cancel any outstanding Awards and (a) pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event or (b) arrange for fully vested substitute awards to be granted to the holders thereof, denominated in the equity of the acquirer or an affiliate thereof, provided such substitute awards substantially preserve the value of the substituted Awards.

20.  Effective Date.  This Plan shall become effective upon its approval by the stockholders of the Company.

21.  Termination.  This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.

22.  Regulatory Approvals and Listings.  Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Shares evidencing Awards or any other Award resulting in the payment of Shares prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on the stock exchange or market on which the Shares may be listed, and (iii) the completion of any registration or other qualification of said Shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the Company’s broker-assisted stock option exercise program.

23.  No Right, Title, or Interest in Company Assets.  No Participant shall have any rights as a stockholder of the Company as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of Restricted Shares, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

24.  No Guarantee of Tax Consequences.  Notwithstanding any other provision of the Plan, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan, or that any of the foregoing amounts will not be subject to the 20% penalty tax and interest under Section 409A of the Code.

25.  Governing Law.  The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the laws of the State of New York.

Please mark your votes as indicated in this example ☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. TO ELECT DIRECTORS.	☐	☐	☐

Nominees:

*Exceptions ______________________________

	FOR	AGAINST	ABSTAIN
2. To approve the 2008 Equity Incentive Plan.	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Signature ______________________ Signature ______________________ Date ____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

BERNARD CHAUS, INC.

34560

Ple ase mark your votes as indic ated i n X this example FOR WITHHOLD *EXCEPTIONS ALL FOR ALL FOR AGAINST ABSTAIN 1. TO ELECT DIRECTORS. 2. To approve the 2008 Equity Incentive Plan. Nominees: 01 Philip G. Barach, 02 Josephine Chaus, and 03 Harvey M. Krueger (Mark only one of the above boxes.) (INSTRUCTIONS: To withhold authority to vote for any individual 3. In the discretion of the proxies, they are authorized to &nb sp; vote on such other nominee, mark the “Exceptions” box above and write that business as may properly come before the meeting or any ; adjournments nominee’s name in the space provided below.) or postponements thereof. *Exceptions I plan I do not plan to attend the 2008 Annual Meeting of Shareholders Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sig n. When &n bsp; signing as attorney, executor, administrator, trustee as such. or guardian, please give full title FOLD AND DETACH HERE BERNARD CHAUS, INC.

PROXY COMMON STOCK BERNARD CHAUS, INC PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 13, 2008 The undersigned hereby constitutes and appoints Josephine Chaus and Barton Heminover, and each of them, with full power of substitution, attorneys and proxies to present and to vote all of the shares of common stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of BERNARD CHAUS, INC. to be held on November 13, 2008 at 9:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York, and at any adjournment or postponement thereof, on all matters coming before said meeting. If no directions are given, proxies will be voted (i) for the election of the nominees named below, (ii) for the approval of the 2008 Equity Incentive Plan and (iii) in the discretion of the proxies named above with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated October 9, 2008. BNY MELLON SHAREOWNER SERVICES I1 P.O. BOX 3550 Address Change/Comments SOUTH HACKENSACK, NJ 07606-9250 (Mark the corresponding box on the reverse side) (Continued and to be marked, dated and signed, on the other side) A FOLD AND DETACH HERE A Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.